                                                                     EXHIBIT 7.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

         NEW YORK                                         13-5691211
     -----------------                                -------------------
 (Jurisdiction of incorporation or organization       (I.R.S. employer
  if not a U.S. national bank)                         Identification number)

 One Liberty Plaza
 NEW YORK, N.Y.                                             10006
(Address of principal                                   ----------------
 executive office)                                        (Zip code)

                                       N/A
             Name, address and telephone number of agent for service

                            PARAMOUNT RESOURCES LTD.
                            ------------------------
               (Exact name of obligor as specified in its charter)
                           PROVINCE OF ALBERTA, CANADA
                           ---------------------------
         (State or other jurisdiction of incorporation or organization)
                                       N/A
                                       ---
                      (I.R.S. employer identification no.)
                                   Suite 4700
                              888 Third Street S.W.
              CALGARY, ALBERTA, CANADA                   T2P 5C5
              ------------------------                  ---------
     (Address of principal executive offices)         (Postal Code)


                                  SENIOR NOTES
                                  ------------
                       (Title of the indenture securities)

Item 1.     GENERAL INFORMATION
            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.
                        Board of Governors of the Federal Reserve System Washington, D.C.

                        State of New York Banking Department
                        State House, Albany, N.Y.

            (b) Whether it is authorized to exercise corporate trust powers.
                        The Trustee is authorized to exercise corporate trust powers.

Item 2.     AFFILIATION WITH THE OBLIGOR.
            If the obligor is an affiliate of the trustee, describe each such affiliation.
                        The obligor is not an affiliate of the Trustee.

Item 3.    Not applicable.

Item 4.     TRUSTEESHIPS UNDER OTHER INDENTURES.
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

            (a) Title of securities outstanding under each such other indenture.
                        Paramount Resources Ltd.
                        7 7/8% Senior Notes due 2010

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank pari passu with the securities issued and outstanding under such other indentures.

Item 4 through Item 15. Not applicable.


Item 16.    LIST OF EXHIBITS.
            List below all exhibits filed as part of this statement of eligibility.

            Exhibit 1   - Copy of the Organization Certificate of the Trustee as now in effect.
                        (Exhibit 1 to T-1 to Registration Statement  No. 333-6688).

            Exhibit 2   - Copy of the Certificate of Authority of the Trustee to commerce business.
                        (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

            Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as
                        Exhibit 1 and 2.

            Exhibit 4   - Copy of the existing By-Laws of the Trustee.
                        (Exhibit 4 to T-1 to Registration Statement
                        No. 333-6688).

            Exhibit 5   - No Indenture referred to in Item 4.

            Exhibit 6 - The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to
                        Registration Statement No. 333-27685).

            Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of March 31, 2004







                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of June, 2004.




                                         THE BANK OF NOVA SCOTIA TRUST
                                                COMPANY OF NEW YORK


                                         By: /s/ JOHN F. NEYLAN
                                             ----------------------
                                             John F. Neylan
                                             Trust Officer

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
--------------------------------------------------------------
Legal Title of Bank

NEW YORK
--------------------------------------------------------------
City

NEW YORK          10006
--------------------------------------------------------------
State             Zip Code

FDIC Certificate Number /_/_/_/_/_/


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                Dollar Amounts in Thousands  RCON       BIL     MIL    THOU
                                                                             ----       ---     ---    ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin(1)..........     0081                 1     099  1.a.
     b.  Interest-bearing balances(2)...................................     0071                 6     000  1.b.
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A).....     1754                 4     227  2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)...     1773                         0  2.b.
3. Federal funds sold and securities purchased under agreement to resell     1350
     a.  Federal Funds sold.............................................     B987                 5     500  3.a.
     b.  Securities purchased under agreements to resell................     B989                         0  3.b.
4. Loans and lease financing receivable (from Schedule RC-C):
     a.  Loans and leases held for sale.................................     5369                         0  4.a.
     b.  Loans and leases, net of unearned income ........     B528                                          4.b.
     c.  LESS: Allowance for loan and lease losses .......     3123                                          4.c.
     d.  Loans and leases, net of unearned income and allowance (item 4.b
         minus 4.c)......................................................    B529                         0  4.d.
5.   Trading assets (from Schedule RC-D).................................    3545                         0  5.
6.   Premises and fixed assets (including capitalized leases)............    2145                         0  6.
7.   Other real estate owned (from Schedule RC-M)........................    2150                         0  7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)................................................    2130                         0  8.
9.   Customers' liability to this bank on acceptances outstanding........    2155                         0  9.
10.  Intangible assets:
     a.  Goodwill.......................................................     3163                         0  10.a.
     b.  Other intangible assets (from Schedule RC-M)...................     0426                         0  10.b.
11.  Other assets (from Schedule RC-F)...................................    2160                       182  11.
12.  Total assets (sum of items 1 through 11) ...........................    2170                17     008  12.

-----
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                               Dollar Amounts in Thousands  RCON      BIL       MIL    THOU
                                                                             ----       ---     ---    ----
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from
         Schedule RC-E)..................................................   2200                  3     122  13.a.
         (1)  Noninterest-bearing(l)........     6631          3       122                                   13.a.(1)
         (2)  Interest-bearing..............     6636                                                        13.a.(2)
     b.  Not applicable
14.  Federal funds purchased and securities sold under agreements to
     repurchase                                                             2800                          0  14.
     a.  Federal Funds purchased(2)......................................   B993                          0  14.a.
     b.  Securities sold under agreements to purchase(3).................   B995                          0  14.b.
15.  Trading liabilities (from Schedule RC-D)............................   3548                          0  15.
16.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases)(from Schedule RC-M).......................   3190                          0  16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding............   2920                          0  18.
19.  Subordinated notes and debentures(4)................................   3200                          0  19.
20.  Other liabilities (from Schedule RC-G)..............................   2930                        409  20.
21.  Total liabilities (sum of items 13 through 20)......................   2948                  3     531  21.
22.  Minority interest in consolidated subsidiaries......................   3000                          0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.......................   3838                          0  23.
24.  Common stock........................................................   3230                  1     000  24.
25.  Surplus (exclude all surplus related to preferred stock)............   3839                 10     030  25.
26.  a.  Retained earnings...............................................   3632                  2     447  26.a.
     b.  Accumulated other comprehensive incomes(3)......................   B530                          0  26.b.
27.  Other equity capital components(4)..................................   A130                          0  27.
28.  Total equity capital (sum of items 23 through 27)...................   3210                 13     477  28.
29.  Total liabilities, minority interest, and equity capital (sum of
     items 21, 22, and 28)...............................................   3300                 17     008  29.

Memorandum
To be reported with the March Report of Condition.

                                                                      RCON                NUMBER
                                                                      ----                ------
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed far the bank by independent external
     auditors as of any date during 2003.........................     6724                   1      M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =    Review of the bank's financial statements by external auditors

7 =    Compilation of the bank's financial statements by external auditors

8 =    Other audit procedures (excluding tax preparation work)

9 =    No external audit work

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)  Includes treasury stock and unearned Employee Stock Ownership Plans